BARNWELL INDUSTRIES, INC.
P  R  E  S  S
RELEASE
1100 Alakea Street, Suite 2900
Honolulu, Hawaii 96813
Telephone (808) 531-8400
Fax (808) 531-7181
Website:  www.brninc.com
CONTACT:                                    Alexander C. Kinzler
Chief Executive Officer and President
Russell M. Gifford
Executive Vice President and Chief Financial Officer
Tel: (808) 531-8400
BARNWELL INDUSTRIES, INC. REPORTS RESULTS
FOR THE THIRD QUARTER AND NINE MONTHS ENDED JUNE 30, 2017

HONOLULU, HAWAII, August 9, 2017 -- Barnwell Industries, Inc. (NYSE American: BRN) today reported a net loss of $512,000 ($0.06 per share) and net earnings of $514,000, $0.06 per share, for the three and nine months ended June 30, 2017, respectively, as compared to net earnings of $775,000 ($0.09 per share) and a net loss of $2,242,000 ($0.27 per share) for the three and nine months ended June 30, 2016, respectively.
Mr. Alexander Kinzler, Chief Executive Officer of Barnwell, commented, ""The loss for the quarter ended June 30, 2017 as compared to last year''s net earnings for the three months ended June 30, 2016 was largely due to a $1,775,000 decrease in land investment profits as there were no lot sales this quarter by the Kukio Resort land development partnerships whereas last year one lot was sold for $20,000,000.  This also resulted in a corresponding decrease in equity in earnings from affiliates, which decreased $2,231,000.  This was partially offset in the current quarter by the Company''s $527,000 gain on the sale of its New York office and general and administrative expenses decreases of $365,000 due to decreases in professional fees and compensation costs.  Last year''s third quarter also included $5,700,000 in revenues from the sale of the second of two luxury homes developed by the Company which generated a nominal profit, and a $1,154,000 impairment of our oil and natural gas properties due to low oil prices, whereas there was no such impairment in the current quarter.
""We are pleased to report that all three of the Company''s segments reported operating profits for the nine months ended June 30, 2017.  The improvement in the Company''s results for the nine months ended June 30, 2017 to net earnings of $514,000, as compared to a $2,242,000 net loss in the nine months ended June 30, 2016, was due primarily to our having no impairment of oil and natural gas properties in the current year period, the aforementioned gain on the sale of the New York office, and higher oil and natural gas prices which increased 31% and 81%, respectively, for the nine months ended June 30, 2017 as compared to the nine months ended June 30, 2016.
""Barnwell had cash, cash equivalents and certificates of deposit of just over $18,600,000 and working capital of just over $19,000,000 at June 30, 2017.""
The information contained in this press release contains ""forward-looking statements,"" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  A forward-looking statement is one which is based on current expectations of future events or conditions and does not relate to historical or current facts.  These statements include various estimates, forecasts, projections of Barnwell''s future performance, statements of Barnwell''s plans and objectives, and other similar statements.  Forward-looking statements include phrases such as ""expects,"" ""anticipates,"" ""intends,"" ""plans,"" ""believes,"" ""predicts,"" ""estimates,"" ""assumes,"" ""projects,"" ""may,"" ""will,"" ""will be,"" ""should,"" or similar expressions.  Although Barnwell believes that its current expectations are based on reasonable assumptions, it cannot assure that the expectations contained in such forward-looking statements will be achieved.  Forward-looking statements involve risks, uncertainties and assumptions which could cause actual results to differ materially from those contained in such statements.  The risks, uncertainties and other factors that might cause actual results to differ materially from Barnwell''s expectations are set forth in the ""Forward-Looking Statements,"" ""Risk Factors"" and other sections of Barnwell''s annual report on Form 10-K for the last fiscal year and Barnwell''s other filings with the Securities and Exchange Commission.  Investors should not place undue reliance on the forward-looking statements contained in this press release, as they speak only as of the date of this press release, and Barnwell expressly disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statements contained herein.

COMPARATIVE OPERATING RESULTS
(Unaudited)

	Three months ended		Nine months ended
	June 30,		June 30,
	2017	2016	2017	2016

Revenues	$1,340,000	$8,489,000	$8,659,000	$11,931,000

Net (loss) earnings attributable to Barnwell Industries, Inc.	$(512,000)	$775,000	$514,000	$(2,242,000)

Net (loss) earnings per
share – basic and diluted	$(0.06)	$0.09	$0.06	$(0.27)

Weighted-average shares and
equivalent shares outstanding:
Basic and diluted	8,277,160	8,277,160	8,277,160	8,277,160